Exhibit 24.1

POWER OF ATTORNEY

(Re: Exchange Offer for Trust Preferred Securities)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”), whose signature appears below, hereby appoints Richard A. Cheap, Stephen D. Steinour and Donald R. Kimble, or any of them, as his or her attorney-in-fact, to sign, in his or her name and behalf and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-4 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a number of authorized and unissued shares of Preferred Stock (as defined in the Registration Statement) and depositary shares representing Preferred Stock, of the Corporation (as such number of shares may be adjusted from time to time for stock dividends, stock splits or similar transactions), in connection with an exchange offer for certain outstanding series of trust preferred securities of the Corporation, and likewise to sign and file any amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of November 15, 2011.

Signature	Title	Date

/s/ Stephen D. Steinour Stephen D. Steinour	Chairman, President and Chief Executive Officer (Principal Executive Officer)	November 15, 2011

/s/ Donald R. Kimble Donald R. Kimble	Chief Financial Officer (Principal Financial Officer)	November 15, 2011

/s/ David S. Anderson David S. Anderson	Controller (Principal Accounting Officer)	November 15, 2011

/s/ Don M. Casto III Don M. Casto III	Director	November 10, 2011

/s/ Ann B. Crane Ann B. Crane	Director	November 15, 2011

/s/ Steven G. Elliott Steven G. Elliott	Director	November 10, 2011

/s/ Michael J. Endres Michael J. Endres	Director	November 9, 2011

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director	November 11, 2011

/s/ D. James Hilliker D. James Hilliker	Director	November 10, 2011

/s/ David P. Lauer David P. Lauer	Director	November 15, 2011

/s/ Jonathan A. Levy Jonathan A. Levy	Director	November 15, 2011

/s/ Gerard P. Mastroianni Gerard P. Mastroianni	Director	November 10, 2011

/s/ Richard W. Neu Richard W. Neu	Director	November 11, 2011

/s/ David L. Porteous David L. Porteous	Director	November 10, 2011

/s/ Kathleen H. Raniser Kathleen H. Raniser	Director	November 10, 2011

/s/ William R. Robertson William R. Robertson	Director	November 15, 2011